UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

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☐	Preliminary Proxy Statement
☐	Confidential, For Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☐	Definitive Additional Materials
☒	Soliciting Material Under Rule 14a-12

VESPER HEALTHCARE ACQUISITION CORP.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:

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(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

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☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

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(2)	Form, Schedule or Registration Statement No.:

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Today is an incredible day for The HydraFacial Nation!

I am excited to share that The HydraFacial Company has entered into an important transaction with Vesper Healthcare Acquisition Corp., a special purpose acquisition vehicle, that upon completion will result in us becoming a public company and position us for future growth. Check out our communication and webcast of the announcement at hydrafacial.com/investors.

How will this accelerate future growth?

By taking this step and becoming a public company, we believe we are improving our ability to accelerate the growth of our innovative, experiential beauty health platform. This new capital will also allow us to continue doing what we do best – investing in four major areas of the business:

1.	Relentlessly innovating, developing new serums and delivery systems to better personalize the customer experience
2.	Driving consumer demand to ultimately build awareness and encourage trial – lowering acquisition costs and expanding lifetime value
3.	Leveraging technology to connect providers and consumers throughout our ecosystem
4.	Expanding globally, allowing us to better serve our partners and bringing beauty health to the masses!

What does this mean for you?

Well, first, I will continue as CEO, and our executive leadership team will remain in place. For you, it remains business as usual – while we believe The HydraFacial Company is well-positioned for future growth, we would like to assure you that our vision for the company remains unchanged. This transaction provides us with a financial runway to continue expansion as well as to enable us to prove our unique model in this massive market.

If you have any additional questions, please direct them to our public relations agency ICR at HydraFacialPR@icrinc.com.

Now we, The HydraFacial Nation, get to bring beauty health to the masses. Awareness is our biggest opportunity and I look forward to continuing this journey… together!

Onward,

Clint Carnell

Chief Executive Officer

The HydraFacial Company

Forward-Looking Statements

This communication may contain “forward-looking statements” within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. The expectations, estimates and projections of the businesses of Vesper Healthcare, HydraFacial or the Company may differ from their actual results and consequently, you should not rely on these forward-looking statements as predictions of future events. Words such as “expect,” “estimate,” “project,” “budget,” “forecast,” “anticipate,” “intend,” “plan,” “may,” “will,” “could,” “should,” “believes,” “predicts,” “potential,” “continue,” and similar expressions are intended to identify such forward-looking statements. These forward-looking statements include, without limitation, expectations with respect to future performance of Vesper Healthcare and HydraFacial, and anticipated financial impacts of the proposed transaction, the satisfaction of the closing conditions to the proposed transaction and the timing of the completion of the proposed transaction. You should not place undue reliance upon any forward-looking statements, which speak only as of the date made. HydraFacial and Vesper Healthcare do not undertake or accept any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements to reflect any change in their expectations or any change in events, conditions or circumstances on which any such statement is based.

Important Information about the Transaction and Where to Find It

In connection with the proposed transaction, Vesper Healthcare intends to file a preliminary proxy statement and a definitive proxy statement with the SEC. Vesper Healthcare’s stockholders and other interested persons are advised to read, when available, the preliminary proxy statement, the amendments thereto, and the definitive proxy statement and documents incorporated by reference therein filed in connection with the proposed transaction, as these materials will contain important information about the Company, Vesper Healthcare and the proposed transaction. When available, the definitive proxy statement will be mailed to the stockholders of Vesper Healthcare as of a record date to be established for voting on the proposed transaction. Stockholders will also be able to obtain copies of the preliminary proxy statement, the definitive proxy statement and other documents filed with the SEC that will be incorporated by reference therein, without charge, once available, at the SEC’s website at http://www.sec.gov, or by directing a request to: Vesper Healthcare Acquisition Corp., 1819 West Avenue, Bay 2, Miami Beach, FL 33139.

Participants in the Solicitation

Vesper Healthcare and its directors and executive officers may be deemed participants in the solicitation of proxies of Vesper Healthcare stockholders with respect to the proposed transaction. A list of those directors and executive officers and a description of their interests in Vesper Healthcare will be filed in the proxy statement for the proposed business combination and available at www.sec.gov. Additional information regarding the interests of such participants will be contained in the proxy statement for the proposed business combination when available.

HydraFacial and its directors and executive officers may also be deemed to be participants in the solicitation of proxies from the shareholders of Vesper Healthcare in connection with the business combination. A list of the names of such directors and executive officers and information regarding their interests in the proposed business combination will be included in the proxy statement for the proposed business combination.

No Offer or Solicitation

This communication shall not constitute a solicitation of a proxy, consent or authorization with respect to any securities or in respect of the proposed transaction. This communication shall not constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any states or jurisdictions in which such offer, solicitation, or sale would be unlawful prior to registration or qualification under the securities laws of such state or jurisdiction. No offering of securities shall be made except by means of a prospectus meeting the requirements of section 10 of the Securities Act of 1933, as amended.